LIMITED PARTNER INTERESTS IN PERSHING SQUARE IV A, L.P., A CAYMAN ISLANDS EXEMPTED LIMITED PARTNERSHIP, HAVE NOT BEEN REGISTERED WITH OR QUALIFIED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE CAYMAN ISLANDS MONETARY AUTHORITY OR ANY SECURITIES REGULATORY OR OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. SUCH INTERESTS ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS. SUCH INTERESTS CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF, IN EACH CASE, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY CONTAINED IN THIS AGREEMENT AND THE SECURITIES LAWS OF ALL APPLICABLE JURISDICTIONS, INCLUDING APPLICABLE U.S. FEDERAL AND STATE SECURITIES LAWS, CAYMAN ISLANDS SECURITIES LAWS AND OTHER SECURITIES LAWS OF OTHER APPLICABLE JURISDICTIONS.








                       -----------------------------------




                           PERSHING SQUARE IV A, L.P.


                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT




                                  July 15, 2007


                       -----------------------------------

                                -----------------

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE


ARTICLE I GENERAL PROVISIONS..................................................1
   Section 1.01     Existence.................................................1
   Section 1.02     Name......................................................1
   Section 1.03     Purpose...................................................1
   Section 1.04     Place of Business; Registered Office and Agent for
                    Service of Process........................................1
   Section 1.05     Liability of Partners.....................................2
   Section 1.06     Fiscal Year and Fiscal Periods............................2

ARTICLE II DEFINITIONS AND USAGE..............................................2
   Section 2.01     Definitions...............................................2
   Section 2.02     Usage.....................................................8

ARTICLE III COMPOSITION AND ADMISSIONS........................................8
   Section 3.01     Contribution of the General Partner.......................8
   Section 3.02     Contributions of Limited Partners.........................8
   Section 3.03     Schedule of Partners......................................8
   Section 3.04     Admission of Limited Partners.............................9
   Section 3.05     Admission of Additional General Partners..................9

ARTICLE IV MANAGEMENT OF PARTNERSHIP.........................................10
   Section 4.01     Actions of the General Partner...........................10
   Section 4.02     Powers of the General Partner............................11
   Section 4.03     Restrictions on Limited Partners.........................13
   Section 4.04     Expenses of the Partnership..............................13
   Section 4.05     Management Fee...........................................13
   Section 4.06     Principal and Related-Party Transactions.................14

ARTICLE V ADVISORY BOARD.....................................................14
   Section 5.01     Advisory Board...........................................14

ARTICLE VI CAPITAL ACCOUNTS AND NET ASSET VALUE..............................15
   Section 6.01     Capital Accounts.........................................15
   Section 6.02     Net Asset Value of the Partnership.......................15

ARTICLE VII ALLOCATIONS......................................................16
   Section 7.01     Allocation of Net Profits and Net Losses.................16
   Section 7.02     Performance Allocation...................................16
   Section 7.03     Distributive Share for Tax Purposes......................18
   Section 7.04     Income Tax Allocations...................................18
   Section 7.05     Basis Adjustments........................................19

   Section 7.06     Guidelines for Allocations to Capital Accounts...........20
   Section 7.07     Special Allocation to Limited Partners Contributing
                    Securities or Other Assets...............................20

ARTICLE VIII DISTRIBUTIONS, REDEMPTIONS AND RETIREMENTS......................21
   Section 8.01     General..................................................21
   Section 8.02     Permissible Redemptions..................................21
   Section 8.03     Redemption Procedure.....................................21
   Section 8.04     Payment on Retirement....................................22
   Section 8.05     Mandatory Redemption or Retirement of a Limited Partner..22
   Section 8.06     Distributions in Cash or in Kind.........................22
   Section 8.07     Partial Holdback of Payments.............................23
   Section 8.08     Withholding Taxes........................................23

ARTICLE IX TERM AND DISSOLUTION OF THE PARTNERSHIP...........................23
   Section 9.01     Term of Partnership......................................24
   Section 9.02     Dissolution of Partnership...............................24
   Section 9.03     Procedure on Winding Up..................................24
   Section 9.04     No Restoration of Deficit Capital Account Balances.......25

ARTICLE X TRANSFERABILITY OF INTERESTS OF LIMITED PARTNERS...................25
   Section 10.01    Restrictions on Transfers................................25

ARTICLE XI EXCULPATION AND INDEMNIFICATION...................................27
   Section 11.01    Exculpation..............................................27
   Section 11.02    Indemnification..........................................27
   Section 11.03    Advances.................................................27
   Section 11.04    Limitation on Exculpation and Indemnification............28

ARTICLE XII BOOKS, RECORDS AND REPORTS.......................................28
   Section 12.01    Maintaining Books of Account.............................28
   Section 12.02    Audit of Books...........................................28
   Section 12.03    Custody of Partnership Assets............................28
   Section 12.04    Reports..................................................28
   Section 12.05    Tax Elections............................................28
   Section 12.06    Partner Tax Basis........................................29
   Section 12.07    Tax Matters Partner......................................29

ARTICLE XIII MISCELLANEOUS PROVISIONS........................................29
   Section 13.01    Amendment of Agreement...................................29
   Section 13.02    Confidentiality..........................................30
   Section 13.03    Notices..................................................30
   Section 13.04    Entire Agreement.........................................30
   Section 13.05    Binding Effect of Agreement..............................30
   Section 13.06    Appointment of Attorney-in-Fact..........................30
   Section 13.07    Separability of Provisions...............................31
   Section 13.08    Effective Date...........................................31

   Section 13.09    Assignment by General Partner............................31
   Section 13.10    Appointment and Removal of the General Partner by the
                    Limited Partners.........................................31
   Section 13.11    Interpretation...........................................31
   Section 13.12    Applicable Law...........................................31
   Section 13.13    Counterparts.............................................31
   Section 13.14    Waiver of Partition......................................32
   Section 13.15    Non-Voting Interests of BHC Limited Partners.............32
   Section 13.16    Non-Voting Interests of Registered Fund Limited Partners.32
   Section 13.17    Headings.................................................33
   Section 13.18    Feeder Fund and the Intermediate Fund Investors..........33

                           PERSHING SQUARE IV A, L.P.

                           SECOND AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (as may be amended, modified, supplemented or restated from time to time, this "AGREEMENT") of PERSHING SQUARE IV A, L.P., a Cayman Islands exempted limited partnership (the "PARTNERSHIP"), is made and entered into as of July 15, 2007 (the "EFFECTIVE DATE"), by and among Pershing Square Holdings GP, LLC, registered as a foreign company under the laws of the Cayman Islands (the "GENERAL PARTNER"), as general partner of the Partnership (in its capacity as such, the "GENERAL PARTNER"), and each Person listed as a limited partner of the Partnership on SCHEDULE A hereto (each such Person, in its capacity as such a limited partner, a "LIMITED PARTNER," and together with the General Partner, the "PARTNERS"), for the purpose of (a) amending and restating that certain Amended and Restated Limited Partnership Agreement of the Partnership dated May 31, 2007, by and between the General Partner and the Limited Partner(s), which amended and restated that certain Initial Exempted Limited Partnership Agreement of the Partnership dated May 16, 2007 (the "FORMATION DATE"), and (b) admitting the limited partners listed in Schedule A hereto, as additional limited partners of the Partnership.

         The General Partner and the Limited Partners hereby agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

Section 1.01 EXISTENCE. The Partnership exists as a limited partnership formed pursuant to the provisions of the Cayman Islands Exempted Limited Partnership Law (as amended) (the "PARTNERSHIP LAW").

Section 1.02 NAME. The name of the Partnership is Pershing Square IV A, L.P. The General Partner, in its sole discretion, may change the name of the Partnership, PROVIDED that the Limited Partners are notified promptly of any name change.

Section 1.03 PURPOSE. The purpose of the Partnership is (a) to, directly or indirectly, on margin or otherwise, invest, reinvest, trade in and acquire, hold, vote and dispose of Securities, including through trading vehicles (including the Partnership) controlled or managed by the General Partner (or its affiliates) (each, a "TRADING SUBSIDIARY"), (b) to utilize any investment techniques adopted or selected from time to time by the General Partner and (c) to engage in such other activities as the General Partner deems necessary, advisable, convenient, incidental or ancillary to the foregoing.

Section 1.04 PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS. The principal place of business of the Partnership shall be 888 Seventh Avenue, 29th Floor, New York, New York 10019, or such other place as the General Partner may from time to time determine, and the registered office of the Partnership in the Cayman Islands shall be located at the office of Goldman Sachs (Cayman) Trust, Limited, Harbour Centre, 2nd Floor, PO Box 896, George Town, Grand Cayman, Cayman Islands KY1-1103. The registered agent of the General

Partner for service of process at such office shall be Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, Cayman Islands.

Section 1.05 LIABILITY OF PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership or be required to lend funds to the Partnership. Except with respect to repayments to the Partnership of distributions to the Limited Partners or former Limited Partners required by the Partnership Law or other applicable law or ruling, no Limited Partner or former Limited Partner shall have any obligation to eliminate a deficit balance from any Capital Account. A Limited Partner's liability shall be limited to the balance of such Limited Partner's Capital Account. After its Capital Contribution has been made with respect to an Interest, no General Partner or Limited Partner shall, except as required by the Partnership Law or as provided in Section 8.08, be required to make any further Capital Contributions to the Partnership. The General Partner shall not have any personal liability for the repayment of any Capital Contribution of any other Partner. Notwithstanding the foregoing, each Limited Partner shall be liable for its obligations set forth in the subscription agreement that the Limited Partner entered into with respect to the subscription of an LP Interest including its indemnification obligations thereunder.

Section 1.06 FISCAL YEAR AND FISCAL PERIODS. The fiscal year of the Partnership ("FISCAL YEAR") shall end on December 31 of each year. A fiscal period ("FISCAL PERIOD") shall commence on the first day of each Fiscal Year, on the date of any Capital Contribution, on each date next following the date of any redemption of an Interest or retirement from the Partnership or at any other time that the General Partner may determine, in its sole discretion, and the prior Fiscal Period shall terminate on the date immediately preceding such date of commencement of such Fiscal Period.

                                   ARTICLE II

                              DEFINITIONS AND USAGE

Section 2.01 DEFINITIONS. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 2.01.

     "1940 ACT" shall have the meaning assigned to such term in Section 4.02(l) of this Agreement.

     "ADMINISTRATOR" shall have the meaning assigned to such term in Section 4.02(j) of this Agreement.

     "ADVISERS  ACT" shall  have the  meaning  assigned  to such term in Section
13.09 of this Agreement.

     "ADVISORY  BOARD"  shall have the meaning  assigned to such term in Section
5.01 of this Agreement.

     "AGREEMENT" shall have the meaning assigned to such term in the Preamble.

     "ALLOCABLE NET LOSS" for any Fiscal Period shall mean, with respect to any Interest, the Interest's share of Net Losses for the Fiscal Period determined pursuant to the first sentence of Section 7.01 of this Agreement.

     "ALLOCABLE NET PROFIT" for any Fiscal Period shall mean, with respect to any Interest, the Interest's share of Net Profits for such Fiscal Period determined pursuant to the first sentence of Section 7.01 of this Agreement.

     "ASSETS" shall mean the assets held or owned (beneficially or otherwise) by the Partnership.

     "ASSET VALUE" shall mean the market value or fair value of all Assets determined pursuant to the procedures set forth in Section 6.02 with respect to Net Asset Value.

     "BENEFIT PLAN INVESTOR" shall have the meaning assigned to such term in DOL Regulation Section 2510.33-101(f)(2), or any successor provision, which includes: (1) employee welfare benefit plans and employee pension benefit plans as defined in Section 3(3) of ERISA, whether or not such plans are subject to Title I of ERISA, (2) plans described in Section 4975(e)(1) of the Code, including, but not limited to, individual retirement accounts, Keogh plans which cover only a self-employed person and his or her spouse and employee benefit plans which cover only the sole proprietor of a business and his or her spouse and (3) entities the underlying assets of which include plan assets by reason of a plan's investment in the entity.

     "BHC  LIMITED  PARTNER"  shall have the  meaning  assigned  to such term in
Section 13.15 of this Agreement.

     "CAPITAL  ACCOUNT" shall have the meaning  assigned to such term in Section
6.01 of this Agreement. Each Capital Contribution made by a Partner (and each capital contribution of a shareholder or similar interest holder in a Feeder Fund or partners in the Intermediate Fund) shall result in the creation of a separate Capital Account.

     "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount that such Partner actually contributes to the capital of the Partnership with respect to the subscription for an Interest.

     "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended.

     "DOL" shall mean the United States Department of Labor.

     "ERISA" shall have the meaning assigned to such term in Section 4.02(l) of this Agreement.

     "FEEDER FUND" shall mean Pershing Square International IV, Ltd., a Cayman Islands exempted company, or any Other Account (other than the Intermediate
Fund) which invests substantially all of its assets, directly or indirectly, in the Partnership or the Intermediate Fund.

     "FISCAL  PERIOD"  shall have the  meaning  assigned to such term in Section
1.06 of this Agreement.

     "FISCAL YEAR" shall have the meaning assigned to such term in Section 1.06 of this Agreement.

     "FORMATION DATE" shall have the meaning assigned to such term in the Preamble.

     "GENERAL PARTNER" shall have the meaning assigned to such term in the Preamble.

         "GP INTEREST" shall have the meaning assigned to such term in Section
3.01 of this Agreement.

     "INDIRECT INTEREST" shall mean an Indirect Investor's interest as a partner of the Intermediate Fund or a shareholder or similar interest holder in a Feeder Fund. For the avoidance of doubt, a holder of an Indirect Interest (as such) shall not be deemed a Partner of the Partnership.

     "INDIRECT INVESTOR" shall mean any holder (other than a Feeder Fund) of a direct interest in the Intermediate Fund or any shareholder or similar interest holder in a Feeder Fund.

     "INTEREST" shall mean either an LP Interest or a GP Interest, as applicable. Each Capital Contribution shall result in the creation of a separate Interest.

     "INTERMEDIATE FUND" shall mean, Pershing Square IV, L.P., a Delaware limited partnership.

     "INVESTMENTS" shall mean all of the Partnership's Securities and other Assets of whatever nature, including all equity and debt securities, options, derivative securities and other property obtained by virtue of holding such assets.

     "LIMITED PARTNER" shall have the meaning assigned to such term in the Preamble.

     "LIQUIDATING SHARE" shall mean, with respect to any retiring, deceased, dissolved, bankrupt or incompetent Partner, the aggregate value of the Capital Account(s) that relate to all of such Partner's Interest(s) as of the date in question after giving effect to all adjustments thereto, including the payment of any accrued Management Fee and allocation of any accrued Performance Allocation with respect to such Capital Account(s).

     "LOSS CARRYFORWARD" for a Performance Allocation Period shall mean, with respect to an Interest, the cumulative Net Losses, if any, allocated to the Capital Account that relates to such Interest for Performance Allocation Periods prior to the current Performance Allocation Period that have not been offset by subsequent Net Profits allocated to such Capital Account; PROVIDED, that such offset shall never result in the Loss Carryforward being less than zero and PROVIDED, FURTHER, that the Loss Carryforward shall be reduced proportionately at each time a redemption of a portion of such Interest is made to reflect the reduction in the balance of the Capital Account that relates to such Interest. Solely for purposes of calculating the Loss Carryforward, Net Losses and Net Profits shall include the Management Fees paid with respect to such Interest and any expenses of the Intermediate Fund that are attributable to the Indirect Interest corresponding to such Interest.

     "LP INTEREST" shall mean a limited partnership interest in the Partnership (other than the limited partnership interests in the Partnership held by the Intermediate Fund or a Feeder Fund) or an Indirect Interest.

     "MANAGEMENT  AGREEMENT"  shall have the  meaning  assigned  to such term in
Section 4.05 of this Agreement.

     "MANAGEMENT  COMPANY"  shall  have the  meaning  assigned  to such  term in
Section 4.02(i) of this Agreement.

     "MANAGEMENT  FEE" shall have the  meaning  assigned to such term in Section
4.05 of this Agreement.

     "MUTUAL FUNDS LAW" means the Mutual Funds Law (as amended) of the Cayman Islands.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ STOCK MARKET" shall mean the National Association of Securities Dealers Automated Quotation System.

     "NEGATIVE  BASIS"  shall have the meaning  assigned to such term in Section
7.04 of this Agreement.

     "NEGATIVE  BASIS PARTNER"  shall have the meaning  assigned to such term in
Section 7.04 of this Agreement.

     "NET ASSET VALUE OF THE PARTNERSHIP" shall mean the amount derived by subtracting (i) the liabilities of the Partnership from (ii) Asset Value.

     "NET LOSSES" for any Fiscal Period shall mean the excess, if any, of the Net Asset Value of the Partnership as of the opening of business on the first day of the Fiscal Period, after adding any additional Capital Contributions made during that Fiscal Period, and giving effect to any Management Fee amortized or paid with respect to such Fiscal Period OVER the Net Asset Value of the Partnership at the close of business on the last day of such Fiscal Period, prior to any distribution being made with respect to such Fiscal Period and without reduction for Withholding Taxes.

     "NET PROFITS" for any Fiscal Period shall mean the excess, if any, of the Net Asset Value of the Partnership at the close of business on the last day of the Fiscal Period, prior to any distribution being made with respect to such Fiscal Period OVER the Net Asset Value of the Partnership as of the opening of business on the first day of such Fiscal Period, after adding any additional Capital Contributions made during that Fiscal Period and giving effect to any Management Fee amortized or paid with respect to such Fiscal Period and without reduction for Withholding Taxes.

     "NET UNREALIZED GAIN" shall mean the excess, if any, of the aggregate Asset Value of all Investments over their aggregated adjusted basis for Federal income tax purposes.

     "NET UNREALIZED LOSS" shall mean the excess, if any, of the aggregate adjusted basis for Federal income tax purposes of all Investments over their aggregate Asset Value.

     "NON-VOTING  INTERESTS"  shall have the  meaning  assigned  to such term in
Section 13.15 of this Agreement.

     "NYSE" shall mean the New York Stock Exchange.

     "OTHER  ACCOUNTS"  shall have the meaning  assigned to such term in Section
4.01 of this Agreement.

     "PARTNERS" shall have the meaning assigned to such term in the Preamble.

     "PARTNERS SCHEDULE" shall have the meaning assigned to such term in Section
3.03 of this Agreement.

     "PARTNERSHIP" shall have the meaning assigned to such term in the Preamble.

     "PARTNERSHIP  EXPENSES"  shall have the  meaning  assigned  to such term in
Section 4.04 of this Agreement.

     "PARTNERSHIP LAW" shall have the meaning assigned to such term in the Preamble.

     "PARTNERSHIP PERCENTAGE" for a Fiscal Period shall mean, with respect to any Interest, the percentage derived from dividing the balance in the Capital Account that relates to such Interest by the sum of the balances in the Capital Accounts that relate to all Interests in the Partnership, in either case, as of the beginning of such Fiscal Period and after taking into account any Management Fee amortized or payable as of such day.

     "PERFORMANCE  ALLOCATION"  shall have the meaning  assigned to such term in
Section 7.02 of this Agreement.

     "PERFORMANCE ALLOCATION PERCENTAGE" shall equal 20% with respect to LP Interests that are neither Reduced Allocation Interests nor waived Allocation Interests and 10% with respect to Reduced Allocation Interests.

     "PERFORMANCE ALLOCATION PERIOD" shall mean, with respect to an LP Interest, first, the period beginning on the date of the Capital Contribution for such Interest and ending on the last day of the Fiscal Year in which such Capital Contribution was made and, thereafter, the period beginning on the first day of the Fiscal Year and ending on the last day of the Fiscal Year, except when a Limited Partner redeems all or a portion of an LP Interest or the Partnership is terminated at any time other than the end of a Fiscal Year, in which case the Performance Allocation Period with respect to the portion of the LP Interest redeemed or all LP Interests (as applicable) shall end on the effective date of the redemption.

     "PERSON" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity (including any governmental entity).

     "POSITIVE  BASIS"  shall have the meaning  assigned to such term in Section
7.04 of this Agreement.

     "POSITIVE  BASIS PARTNER"  shall have the meaning  assigned to such term in
Section 7.04 of this Agreement.

     "REDEMPTION DATE" shall have the meaning assigned to such term in Section 8.03(a) of this Agreement.

     "REDUCED ALLOCATION INTEREST" shall have the meaning assigned to such term in Section 7.02(d).

     "REGISTERED FUND LIMITED PARTNER" shall have the meaning assigned to such term in Section 13.16.

     "RESERVE" shall have the meaning assigned to such term in Section 8.07 of this Agreement.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SECURITIES" shall mean any equity and debt securities of any kind, or derivatives of any kind, or any other financial investment (long or short, or the equivalent thereof), or any other instrument of any kind.

     "SPECIAL DISTRIBUTION ALLOCATION" shall have the meaning assigned to such term in Section 8.06 of this Agreement.

     "TRANSFER" shall mean the sale, exchange, assignment, transfer, pledge, hypothecation or other disposition of an Interest, in whole or in part.

     "TRADING  SUBSIDIARY"  shall  have the  meaning  assigned  to such  term in
Section 1.03 of this Agreement.

     "TREASURY REGULATIONS" shall mean U.S. Treasury Regulations, promulgated under the Code.

     "WAIVED ALLOCATION INTEREST" shall have the meaning assigned to such term in Section 7.02(e) of this Agreement.

     "WAIVED  FEE  INTEREST"  shall have the  meaning  assigned  to such term in
Section 4.05 of this Agreement.

     "WITHHOLDING TAXES" shall mean tax withheld from the income of the Partnership that is determined based on the status of a Partner.

Section 2.02 USAGE. In this Agreement, unless a clear contrary intention appears:

         (a)      the singular number includes the plural number and vice versa;

         (b) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

         (c) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (d)      "or" is used in the inclusive sense of "and/or";

         (e) with respect to the determination of any period of time, "from" means "from and including" and means "to but excluding"; and

         (i) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

                                  ARTICLE III

                           COMPOSITION AND ADMISSIONS

Section 3.01       CONTRIBUTION   OF    THE   GENERAL   PARTNER.   Each  Capital
Contribution the General Partner is set forth in the Partners Schedule and represents a general partnership interest in the Partnership (each, a "GP INTEREST").

Section 3.02 CONTRIBUTIONS OF LIMITED PARTNERS. Subscription for an LP Interest is not open to the general public, is subject to the prior consent of the General Partner and may be accepted or rejected, in whole or in part, by the General Partner for any reason or no reason. Each Limited Partner shall meet such suitability requirements as are established from time to time by the General Partner. The minimum initial Capital Contribution by a Limited Partner is $10,000,000. The initial minimum Capital Contribution amounts may be changed or waived by the General Partner in its sole discretion. A Limited Partner may subscribe for one or more additional LP Interests; PROVIDED that the General Partner has the right to accept or reject such subscriptions, in whole or in part, for any reason or no reason. In addition, the General Partner has the discretion to accept in-kind contributions to the Partnership of marketable Securities, as determined by the General Partner, on such terms as agreed to between the General Partner and the contributing Limited Partner. Securities so contributed will be valued using the principles set forth in Section 6.02(b) herein, reduced for any costs, expenses or other adjustments deemed reasonable by the General Partner and agreed to by the contributing Limited Partner.

Section 3.03 SCHEDULE OF PARTNERS. The names and addresses of each of the Partners, their initial and subsequent Capital Contributions and the date of such Capital Contributions and the amount and date of any payment representing a return of any part of the Capital Contributions of any Partner, shall be set forth in a schedule (the "PARTNERS SCHEDULE") to be kept on file at all times at the principal place of business and registered office of the Partnership. A Partner may change his, her or its address for purposes of this Agreement upon five (5) days' prior written notice to the General Partner. In furtherance of, and without in any way limiting, Section 12.01 hereof, and notwithstanding anything to the contrary in this Agreement, each Limited Partner hereby waives its right to obtain the Partners Schedule. Each Limited Partner further acknowledges and agrees that the Partners Schedule is a valuable trade secret of the Partnership and that in accepting a Limited Partner's subscription for an LP Interest the Partnership has relied on such Limited Partner's agreement to waive its right to obtain the Partners Schedule.

     Notwithstanding any other provision of this Agreement, the Initial Limited Partner has made a Capital Contribution of $1.00 to the capital of the Partnership. Upon one or more additional Limited Partners becoming Limited Partners, the Initial Limited Partner shall automatically withdraw as a Limited Partner and shall accordingly cease to be a Limited Partner and shall be entitled to receive, and the Partnership shall pay to the Initial Limited Partner, the amount of $1.00, and no more and shall have no further interest or obligation of any kind whatsoever as a Limited Partner of the Partnership.

Section 3.04 ADMISSION OF LIMITED PARTNERS. Limited Partners may be admitted to the Partnership as of any date determined by the General Partner and upon the prior consent of the General Partner in its sole discretion. In connection with the admission of a Limited Partner to the Partnership, any Limited Partner admitted shall, in advance of such admission and as a condition thereto, sign a copy of this Agreement or a supplement hereto which may be a subscription or other agreement pursuant to which such Person agrees to be bound by the terms of this Agreement.

Section 3.05 ADMISSION OF ADDITIONAL GENERAL PARTNERS. The General Partner may admit one or more additional general partners to the Partnership under such terms and conditions as the General Partner shall determine, but only after giving 120 days' prior written notice to each Limited Partner (or notifying a Limited Partner prior to such Person's investment in the Partnership), which notice shall disclose the name of the new general partner and all of the terms and conditions of his, her or its admission to the Partnership. In connection with the admission of a general partner to the Partnership, any general partner admitted shall, in advance of such admission and as a condition thereto, sign a copy of this Agreement or a supplement hereto which may be a subscription or other agreement pursuant to which such Person agrees to be bound by the terms of this Agreement. At all times, at least one General Partner shall be a Company incorporated in the Cayman Islands, or Cayman Islands exempted limited partnership, or an individual resident in the Cayman Islands, or a company organized outside the Cayman Islands and registered in the Cayman Islands as a foreign company.

                                   ARTICLE IV

                            MANAGEMENT OF PARTNERSHIP

Section 4.01 ACTIONS OF THE GENERAL PARTNER. (a) The General Partner shall have the discretion to manage the business of the Partnership and to exercise the powers set forth in Section 4.02. The General Partner may appoint such agents of the Partnership as it deems necessary to hold such offices, exercise such powers and perform such duties as shall be determined from time to time by the General Partner. The General Partner shall devote so much of its business time and efforts to the affairs of the Partnership as may, in its judgment, be necessary to accomplish the purposes of the Partnership. Nothing herein contained shall prevent the General Partner or any member or affiliate thereof or any Limited Partner from conducting any other business, including any business with respect to Securities or other investments, and neither the Partnership, the General Partner nor any other Partner shall have any rights in or to such other business or the income or the distributions therefrom. Without limiting the generality of the foregoing, the General Partner (acting either as general partner or as an investment adviser pursuant to Section 4.02(h) below) or any officer, manager, member or affiliate thereof may act as an investment adviser for others, may manage funds or capital for others, may have, make and maintain investments in its own name or through other entities, and may serve as consultant, partner, officer, manager, member or stockholder of one or more investment vehicles, partnerships, securities firms or advisory firms. It is recognized (and any other investment management or other agreement entered into on behalf of the Partnership may provide) that (i) certain investments may be appropriate for the Partnership and also for other investment funds, client accounts or proprietary accounts for which the General Partner, the Management Company or any of their respective affiliates provide services (such other funds, clients and accounts, collectively the "OTHER ACCOUNTS"); (ii) a particular Security may be purchased or sold for only the Partnership or only one or more Other Account(s) and in different amounts and at different times for each of the Other Accounts and the Partnership; (iii) a particular Security may be purchased for the Partnership or one or more Other Accounts when one or more Other Accounts or the Partnership is selling the Security; (iv) purchases or sales of the same Security may be made for the Other Accounts and the Partnership, on the same date, in which case such transactions will be allocated among the Partnership and such Other Accounts in a manner believed by the General Partner to be fair and equitable; (v) purchase and sale orders for the Partnership may be combined with those of the Other Accounts; and (vi) in effecting transactions, it may not always be possible, or consistent with the investment objectives of the Other Accounts and of the Partnership, to take or liquidate the same investment positions at the same time or at the same prices. Each Limited Partner acknowledges and agrees that the General Partner will allocate the purchase of Securities and investments on a fair and equitable basis among the Partnership and the Other Accounts, taking into account factors such as different tax and financial situations, the maximum exposure that the General Partner determines that the Partnership and the Other Accounts should have with respect to each Security or investment, liquidity constraints and all other factors deemed relevant by the General Partner. Each Limited Partner further acknowledges that it is not anticipated that allocation of such opportunities will be done on a pro rata basis relative to the Partnership's and the Other Accounts' capital.

     (b) The Limited Partners acknowledge and agree that the General Partner (including its affiliates, which for purposes of this Section 4.01 shall include any Other Account) may cause the Partnership (including through Trading Subsidiaries), either alone or together with others, to acquire a "control" position in any Person, and may secure the appointment of persons to such Person's management team or board of directors. In doing so, the Limited Partners acknowledge and agree that the General Partner (and its affiliates, if any) may acquire fiduciary duties to such other Person and to its other shareholders (which shall include members, unitholders, partners and the like) in addition to the duties it owes the Partnership. Such fiduciary duties may require the General Partner (and its affiliates, if any) to take actions that are in the best interests of the relevant Person or its shareholders and the General Partner shall endeavor to act in such situations in the best interests of all parties concerned in accordance with the duties it owes to each such party. Accordingly, the Limited Partners acknowledge that situations may arise where the General Partner (and its affiliates, if any) has a conflict of interests between the duties that it owes to such companies and their shareholders, on the one hand, and those that it owes to the Partnership, on the other. In such situations, the General Partner shall, if possible and practicable, abstain from participating in decisions that would not be in the best interests of the Partnership.


Section 4.02 POWERS OF THE GENERAL PARTNER. The General Partner, subject to the restrictions contained herein, shall have the power on behalf of the
Partnership:

     (a) To invest, reinvest and trade in and acquire, hold and dispose of Securities and to use any investment techniques the General Partner in good faith believes will further the Partnership's investment objective, to vote proxies and exercise all rights, on behalf of the Partnership, with respect to Securities owned by the Partnership;

     (b) To open, conduct and close accounts with brokers, dealers, futures commission merchants or custodians and to pay or authorize the payment, on behalf of the Partnership, of commissions, fees and other charges applicable to transactions with respect to such accounts;

     (c) To purchase from and sell to dealers acting for their own accounts Securities;

     (d) To open, maintain and close bank accounts and to draw checks or other orders for the payment of money;

     (e) To enter into, make and perform any other contracts, arrangements, agreements or other undertakings it may deem advisable in conducting the business of the Partnership, including contracts, arrangements, agreements or other undertakings with the General Partner or any other Partner or with Persons with which the General Partner or any other Partner is affiliated;

     (f) To possess, transfer, mortgage, charge, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Partnership;

     (g) To lend, either with or without security, any Security, funds or other Assets, and, from time to time, without limit as to the amount, borrow or raise funds, including through repurchase and reverse repurchase agreements, and secure the payment of obligations of the Partnership by mortgage upon, or pledge or hypothecation of, all or any part of the Assets;

     (h) To retain one or more Persons as investment adviser(s), including the General Partner and any affiliate of the General Partner, to supervise the investment of assets of the Partnership and to enter into customary agreements with such adviser(s), and in the event the General Partner or any affiliate of the General Partner serves as investment adviser, the General Partner or its affiliate, as the case may be, may delegate some or all of its investment advisory duties and powers to a third-party investment adviser by contract, and to cause the Partnership to compensate any such investment adviser for such services and exculpate and indemnify such investment advisers in the same manner and to the same extent as the Partnership does with respect to the General Partner; PROVIDED, HOWEVER, that retaining such an investment adviser shall not relieve the General Partner of its duties as the general partner of the Partnership;

     (i) To retain one or more Persons (each, a "MANAGEMENT COMPANY") to provide any management or administrative services to the Partnership, including the General Partner or any affiliate thereof and to cause the Partnership to compensate the Management Company for such services and exculpate and indemnify the Management Company in the same manner and to the same extent as the Partnership does with respect to the General Partner; PROVIDED, however, that retaining a Management Company shall not relieve the General Partner of its duties as the general partner of the Partnership;

     (j) To retain one or more Persons, as the General Partner may, in its sole discretion, select, at the expense of the Partnership, to provide certain administrative and clerical services to the Partnership (any such Person providing such services from time to time is herein called the "ADMINISTRATOR") and cause the Partnership to compensate the Administrator for such services;

     (k) To retain one or more Persons to act as a distributor or transfer agent for the Interests, including the General Partner or any affiliate thereof;

     (l) To take any action necessary or appropriate in order to prevent the Partnership from in any manner being deemed an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT"), and to ensure that the Partnership is not subject to the "plan asset" regulations under the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA");

     (m) To make determinations on the allocations of profits and losses, tax and other allocations, Net Asset Value of the Partnership, Asset Value, valuation of Partnership liabilities and accounting procedures to be used by the Partnership, except as expressly provided for in this Agreement. Such determinations shall be conclusive and binding on the Partnership and its Partners;

     (n) To undertake, or decline to undertake, any such act or make any such determination in its sole discretion, which shall be final and conclusive for all purposes, as referenced in this Agreement, unless expressly stated otherwise;

     (o) To cause the Partnership to engage in agency, principal and other related-party transactions with the Other Accounts to the extent permitted by applicable laws;

     (p) To engage personnel, whether part-time or full-time, and attorneys, independent accountants, consultants, investment bankers or such other persons as the General Partner may deem necessary or advisable;

     (q) To authorize any member, partner, employee or other agent of the General Partner or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing; and

     (r) To do any and all acts on behalf of the Partnership as it deems necessary or advisable in connection with the maintenance and administration of the Partnership, and exercise all rights of the Partnership with respect to its interest in any Person including, participate in arrangements with creditors, institute and settle or compromise suits and administrative proceedings, enter into agreements and cause the Partnership to bear the costs of such agreements, and other like or similar matters.

Section 4.03 RESTRICTIONS ON LIMITED PARTNERS. No Limited Partner shall participate in or have any control over the Partnership's business or have any authority or right to act for or bind the Partnership except as required by law or, subject at all times to Section 7 of the Partnership Law as explicitly authorized by the General Partner (including, if such Limited Partner is a member of the Advisory Board). The Limited Partners hereby consent to the exercise by the General Partner of powers conferred on it by this Agreement.

Section 4.04 EXPENSES OF THE PARTNERSHIP. The Partnership shall bear those operating and other expenses which the General Partner deems necessary or desirable in connection with the Partnership's business (including its PRO RATA share of similar expenses borne by any trading vehicle in which it invests) and the General Partner shall be authorized to charge or be reimbursed by the Partnership for any such expenses incurred or paid by the General Partner, including, accounting, auditing, tax and tax preparation expenses, legal fees and expenses, professional fees and expenses (including fees and expenses of investment bankers, appraisers and other consultants and experts), investment-related expenses (including, travel and lodging expenses and research related expenses), printing and postage expenses, brokerage fees and commissions, expenses relating to short sales (including dividend and stock borrowing expenses), clearing and settlement charges, custodial fees, bank service fees, margin and other interest expense and transaction fees, blue sky and corporate filing fees and expenses, insurance expenses, initial offering and organizational expenses, on-going offering expenses and payments for custody of the Partnership's Assets and for the performance of administrative services, (including the fees and expenses of the Administrator in relation to its services to the Partnership), and other Partnership expenses as approved by the General Partner ("PARTNERSHIP EXPENSES"); PROVIDED, HOWEVER, that Partnership Expenses shall not include the Management Fee set forth in Section 4.05 below. A portion of brokerage- and research-related expenses may be paid for using "soft dollars."

Section 4.05 MANAGEMENT FEE. The Partnership will pay to the Management Company a management fee (the "MANAGEMENT FEE") pursuant to a management agreement ("MANAGEMENT AGREEMENT"); PROVIDED, that the Management Fee shall be reduced to the extent that a management fee is otherwise paid to the Management Company or its affiliates at the level of a Feeder Fund, the Intermediate Fund or any Trading Subsidiary. The Management Fee, payable quarterly in advance on the first business day of each calendar quarter, shall equal 0.0625% (0.25% on an annual basis) of the sum of (a) the balance in the Capital Account that relates to each existing LP Interest (other than a Waived Fee Interest) as of the last business day of the previous calendar quarter and (b) the Capital Contribution with respect to any additional LP Interest (other than a Waived Fee Interest) subscribed for as of the first business day of such calendar quarter. Management Fees with respect to any subscription for any LP Interest or redemption from the Partnership (as the case may be) made other than on the first or the last day of a calendar quarter, respectively, shall be pro-rated based on the number of days remaining or passed (as applicable) in the calendar quarter, and the Management Company may, in its discretion, waive some or all of the Management Fee with respect to any LP Interest (each, a "WAIVED FEE INTEREST"). The General Partner, in its sole discretion, may also, by mutual agreement with a Limited Partner, agree to charge a higher Management Fee or calculate the Management Fee differently with respect to such Limited Partner's LP Interest. The Management Company may delegate some or all of its duties pursuant to the Management Agreement to a third party and pay or assign some or all of the Management Fee to such third party for its services to the Partnership. The General Partner's Capital Account will not be debited with any Management Fee.

Section 4.06 PRINCIPAL AND RELATED-PARTY TRANSACTIONS. From time to time the General Partner shall have the option (and not the obligation) at its sole discretion to convene a committee to review, on behalf of the Limited Partners, certain transactions. Each Limited Partner hereby authorizes the General Partner, on behalf of such Limited Partner, to select one or more individuals, who shall not be affiliated with the General Partner, to serve on a committee, the purpose of which is to consider and, on behalf of the Limited Partners, approve or disapprove, to the extent required by applicable law or deemed advisable by the General Partner, principal transactions, certain other related-party transactions and certain other transactions. In no event shall any such transaction be entered into unless it complies with applicable law. The individual(s) so selected may be exculpated and indemnified by the Partnership in the same manner and to the same extent as the General Partner is so exculpated and indemnified.

                                   ARTICLE V

                                 ADVISORY BOARD

Section 5.01 ADVISORY BOARD. The Partnership may establish a board of advisors ("ADVISORY BOARD") to provide such advice as is requested by the General Partner; PROVIDED, that the Advisory Board and the members thereof shall in no case participate in or have any responsibility for, and the General Partner shall retain responsibility with respect to, asset valuations (subject to the provisions of Section 6.02) and all decision making related to the operation and management of the Partnership, including, but not limited to, all investment decisions; and PROVIDED FURTHER, that the Advisory Board and the members thereof (in their capacity as such) shall not have the authority to act for or on behalf of the Partnership or to bind the Partnership in the Partnership's relations with third parties. None of the members of the Advisory Board shall have any fiduciary duty to the Partnership or any of its Partners. The Advisory Board initially shall consist of five (5) individuals appointed by the General Partner. The General Partner may increase or decrease the size of the Advisory Board in its sole discretion. Any member of the Advisory Board may be removed by the General Partner. The

Partnership shall reimburse all members of the Advisory Board for their reasonable out-of-pocket expenses incurred in connection with their activities as members of the Advisory Board. The General Partner may consult with the members of the Advisory Board individually or in a group. The Advisory Board may hold meetings at such times and places as reasonably selected by the General Partner. Participants in any meeting of the Advisory Board may participate by means of teleconference or similar means of communication, and any other procedures for an Advisory Board meeting as may be established by the General Partner.

                                   ARTICLE VI

                      CAPITAL ACCOUNTS AND NET ASSET VALUE

Section 6.01 CAPITAL ACCOUNTS. A capital account (a "CAPITAL ACCOUNT") shall be established and maintained for each Interest (with an initial balance equal to the value of the Capital Contribution with respect to such Interest). Each Capital Account shall be credited with its share of Net Profits and, in the case of the Capital Account that relates to a GP Interest, the Performance Allocation (as specified in Section 7.02 below). Each Capital Account shall be charged with its share of Net Losses, any Special Distribution Allocation pursuant to Section 8.06 hereof, the Performance Allocation (as set forth in Section 7.02 below) in the case of Capital Accounts that relate to LP Interests (other than Waived Allocation Interests), the Management Fee in the case of Capital Accounts that relate to LP Interests (other than Waived Fee Interests), distributions and Withholding Taxes (if any) attributable to such LP Interests and shall otherwise appropriately reflect transactions of the Partnership and the Partners with respect to such Interest consistent with the Partnership's method of accounting. No loan made by a Partner to the Partnership shall constitute a Capital Contribution for any purpose. No interest shall be paid on any Capital Contribution to the Partnership.

Section 6.02       NET ASSET VALUE OF THE PARTNERSHIP.

     (a) The Net Asset Value of the Partnership shall be determined as of the close of business on the last business day of each Fiscal Period, the last business day of each calendar quarter in connection with the computation of the Management Fee or any other day determined by the General Partner; PROVIDED, HOWEVER, that the Partnership may suspend the determination of such amounts during any period when the NYSE is closed, during periods when trading on the NYSE is restricted as determined by the SEC, during any emergency as determined by the SEC which makes it impracticable for the Partnership to dispose of its securities or determine the Net Asset Value of the Partnership or during any other period determined by the General Partner to be necessary or advisable for the protection of the Partnership. If the last day of any Fiscal Period, calendar quarter or other period occurs on a day the NYSE is not open for trading, then the Net Asset Value of the Partnership shall be based on the market value or fair value of the Assets and Partnership's liabilities determined in accordance with Section 6.02(b) as of the close of business on the last immediately preceding trading day.

     (b) For purposes of determining the Net Asset Value of the Partnerships, the market value of positions in Securities shall be determined as follows:
Securities listed on the NYSE, the American Stock Exchange or another national securities exchange or in the NASDAQ Stock Market shall be valued at the last sales price reported by the exchange on which the Securities are primarily traded, or on the NASDAQ Stock Market, if applicable, on the date of determination. Securities traded on the NASDAQ Stock Market in which there were no trades on the date of any Net Asset Value determination and Securities not listed on a national securities exchange or the NASDAQ Stock shall be valued at the average of the most recent "bid" and "asked" prices. All other Assets and liabilities of the Partnership shall be valued at fair value in the manner determined in good faith by the General Partner. Securities not denominated in U.S. dollars will be translated into U.S. dollars at prevailing exchange rates as determined by the General Partner. No value shall be assigned to goodwill or the Partnership's name, which shall belong exclusively to the General Partner.

     Notwithstanding anything to the contrary herein, the General Partner in its discretion may provide reserves or holdbacks for estimated accrued expenses, liabilities or contingencies, including general reserves or holdbacks for unspecified contingencies (even if such reserves or holdbacks are not required by U.S. generally accepted accounting principles).

                                  ARTICLE VII

                                   ALLOCATIONS

Section 7.01 ALLOCATION OF NET PROFITS AND NET LOSSES. Net Profits and Net Losses shall be determined and allocated as of the close of business on the last business day of each Fiscal Period to and among the Capital Accounts that relate to all Interests in proportion to each Interest's respective Partnership Percentage at the time of such allocation (determined prior to the Performance Allocation, if any, to be allocated on such date). The sum of all of the Partnership Percentages on any date shall equal 100%. The General Partner may determine to track, and maintain records with respect to, the contributions of individual Securities to Net Profits or Net Losses for such Fiscal Period, and to maintain records allocating interests in Securities among Capital Accounts in a manner consistent with this Section. For the avoidance of doubt, the amount of any Withholding Tax with respect to the share of Partnership income allocable to any Partner shall be debited against the Capital Account(s) of such Partner as of the close of the Fiscal Period during which the Withholding Tax is withheld from the Partnership's income.

Section 7.02       PERFORMANCE ALLOCATION.

     (a) GENERAL RULE.  Subject to Subsections  (b), (d) and (e) of this Section
7.02 concerning redemptions of LP Interests, reduction of the Performance Allocation and waiver of the Performance Allocation, respectively, as of the close of business on the last day of the Performance Allocation Period, an amount equal to the Performance Allocation Percentage multiplied by the amount by which (i) the aggregate amount of each LP Interest's Allocable Net Profit for all Fiscal Periods in that Performance Allocation Period (as reduced by the aggregate amount of Management Fees payable with respect to such LP Interest during such Performance Allocation Period and any expenses of the Intermediate Fund corresponding to such LP Interests) exceeds (ii) the sum of (A) the aggregate amount of such LP Interest's Allocable Net Loss for all Fiscal Periods in that Performance Allocation Period and (B) such LP Interest's Loss Carryforward, if any, with respect to that Performance Allocation Period shall be reallocated from the Capital Account with respect to such LP Interest to the Capital Account(s) of the General Partner (the "PERFORMANCE ALLOCATION"). The Performance Allocation amounts are allocated among the Limited Partners in proportion to the amounts of all items of Partnership income, gain, deduction, and loss (including Net Unrealized Gain and Net Unrealized Loss) for the Fiscal Period in which the Performance Allocations are assessed. For purposes of determining the impact of withdrawals on Performance Allocations and Loss Carryforward with respect to Limited Partners having multiple Capital Accounts, withdrawals shall be deemed to be made in respect of such Capital Accounts on a "first in-first out" basis. The Performance Allocation shall be reduced to the extent that a performance allocation is allocated to the General Partner (or its affiliates) at the level of the Intermediate Fund or any Trading Subsidiary.

     (b) REDEMPTIONS. In the case of a Limited Partner's redemption of all of the Capital Account that relates to an LP Interest, the computation of the Performance Allocation for the Performance Allocation Period shall be computed in accordance with Section 7.02(a) above. If the Limited Partner is redeeming a portion of the Capital Account that relates to an LP Interest, the Performance Allocation for the Performance Allocation Period with respect to the amount redeemed shall equal the Performance Allocation Percentage multiplied by the redeemed amount. In the case of a partial redemption, in computing the Performance Allocation in accordance with Section 7.02(a) above for the amount not redeemed, pro rata adjustments based on the portion redeemed shall be made to reflect the Performance Allocation. Similar principles will be applied to determine the final Performance Allocation Period for any LP Interest in the event that the Partnership ceases operations on a date other than the last day of the Performance Allocation Period.

     (c) INTERPRETATION; AMENDMENT. This Section 7.02 shall be interpreted and applied by the General Partner to the extent deemed necessary or appropriate by the General Partner to conform the Performance Allocation to any applicable requirements of Federal or state securities or tax laws and the General Partner may, in its sole discretion, without the consent of the other Partners, amend this Section 7.02 to the extent necessary or appropriate to conform the Performance Allocation to any applicable requirements of Federal or state securities or tax law, PROVIDED, HOWEVER, that no such amendment shall change in a material manner the economic effect of the Performance Allocation on the Partners.

     (d) REDUCED ALLOCATION INTEREST. For purposes of this Agreement, a "REDUCED ALLOCATION INTEREST" shall mean an LP Interest of a Limited Partner that has made an initial contribution of at least $100,000,000 to a Feeder Fund or the Intermediate Fund and satisfies any other criteria to be determined by the General Partner. As used herein and unless otherwise indicated, the term "Performance Allocation" includes any Reduced Performance Allocation.

     (e) WAIVER OR MODIFICATION. Notwithstanding anything to the contrary, no Performance Allocation will be charged to a Capital Account that relates to an LP Interest of (i) the Management Company, (ii) any officer, manager, member, employee or affiliate of the General Partner or the Management Company that the General Partner, in its sole discretion, deems advisable to admit as a Limited Partner and designate as exempt from the Performance Allocation, in whole or in part, or (iii) any Person, an LP Interest of whom the General Partner, in its sole discretion, deems advisable to admit to designate as exempt from the Performance Allocation (each, a "WAIVED ALLOCATION INTEREST"). In addition, notwithstanding anything to the contrary, the General Partner, in its sole discretion, may reduce or, by mutual agreement with a

Limited  Partner,  take  a  higher  Performance   Allocation  or  calculate  the
Performance Allocation differently with respect to any LP Interest.

Section 7.03 DISTRIBUTIVE SHARE FOR TAX PURPOSES. In each Fiscal Year, items of Partnership income, deduction, gain, loss or credit that are recognized for U.S. federal income tax purposes will be allocated by the General Partner, in consultation with tax accountants or counsel, among the Capital Accounts that relate to the Interests in accordance with the provisions of Sections 7.04, 7.05, 7.06 and 7.07; PROVIDED, HOWEVER, that, after consultation with tax accountants or counsel, the General Partner may, without the consent of any other Partner, (i) alter the allocation of any item of taxable income, gain, loss, deduction or credit in any specific instance where the General Partner, in its sole discretion, determines such alteration to be necessary to produce a more equitable result or (ii) amend Sections 7.04, 7.05, 7.06 or 7.07 hereto to alter the future allocation of taxable income, gain, loss, deductions or credits in any manner which the General Partner, in its sole discretion, deems equitable. Notice of any alteration in allocation pursuant to clause (i) of the preceding sentence will be given to the Partners by the General Partner concurrently with notification of the allocation, and notice of any amendment of Sections 7.04, 7.05, 7.06 and 7.07 pursuant to clause (ii) of the preceding sentence will be given to the Partners by the General Partner prior to the effective date of such amendment. The Partners acknowledge that, because allocations pursuant to this Section 7.03 have the effect of allocating to the Partners tax benefits and tax burdens, the timing of particular allocations and the character (e.g., capital versus ordinary; short term versus long term) of items allocated will have a direct financial impact on each Partner and such Partner's after-tax economic return.

Section 7.04       INCOME TAX ALLOCATIONS. Except  as otherwise required by Code
Section 704(c), items of income (including gross income), gain, deduction, loss, or credit that are recognized for income tax purposes in each Fiscal Year shall be allocated among the Partners in such manner as to reflect equitably amounts credited to or debited against each Partner's Capital Account, whether in such Fiscal Year or in prior Fiscal Years. To this end, the Partnership shall establish and maintain records which shall show the extent to which the Capital Account of each Partner shall, as of the last day of each Fiscal Year, comprise amounts that have not been reflected in the taxable income of such Partner. To the extent deemed by the General Partner to be feasible and equitable, taxable income and gains in each Fiscal Year shall be allocated among the Partners who have enjoyed the related credits to their Capital Accounts, and items of deduction, loss and credit in each Fiscal Year shall be allocated among the Partners who have borne the burden of the related debits to their Capital Accounts.

     If the Partnership realizes ordinary income and/or capital gains (including short-term capital gains) for U.S. Federal income tax purposes (collectively, "income") for any fiscal year during or as of the end of which one or more Positive Basis Partners (as hereinafter defined) withdraw from the Partnership pursuant to Article VIII, the General Partner may elect, in its discretion, to allocate such income (including items of income) as follows: (i) to allocate such income among such Positive Basis Partners, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such income shall have been so allocated or the Positive Basis of each such Positive Basis Partner shall have been eliminated, and (ii) to allocate any income not so allocated to Positive

Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners' Capital Accounts pursuant to Section
6.01 and this Article VII.

     If the Partnership realizes deductions, ordinary losses and/or capital losses (including long-term capital losses) for U.S. Federal income tax purposes (collectively, "losses") for any fiscal year during or as of the end of which one or more Negative Basis Partners (as hereinafter defined) redeem their interest(s) in the Partnership pursuant to Article VIII, the General Partner may elect, in its discretion, to allocate such losses (including items of loss) as follows: (i) to allocate such losses among such Negative Basis Partners, pro rata in proportion to the respective Negative Basis (as hereinafter defined) of each such Negative Basis Partner, until either the full amount of such losses shall have been so allocated or the Negative Basis of each such Negative Basis Partner shall have been eliminated, and (ii) to allocate any losses not so allocated to Negative Basis Partners to the other Partners in such manner as shall equitably reflect the amounts allocated to such Partners' Capital Accounts pursuant to Section 6.01 and this Article VII.

     As used herein, (i) the term "Positive Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which its interest in the Partnership (determined in accordance with Section 1.05) as of such time exceeds its "adjusted tax basis," for U.S. Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to such Partner's share of the liabilities of the Partnership under Section 752 of the
Code), and (ii) the term "Positive Basis Partner" shall mean any Partner who redeems its interest in the Partnership and who has Positive Basis as of the effective date of its redemption (determined prior to any allocations made pursuant to this Section 7.04).

     As used herein, (i) the term "Negative Basis" shall mean, with respect to any Partner and as of any time of calculation, the amount by which its interest in the Partnership (determined in accordance with Section 1.05) as of such time is less than its "adjusted tax basis," for U.S. Federal income tax purposes, in its interest in the Partnership as of such time (determined without regard to such Partner's share of the liabilities of the Partnership under Section 752 of the Code), and (ii) the term "Negative Basis Partner" shall mean any Partner who redeems its interest in the Partnership and who has Negative Basis as of the effective date of its redemption (determined prior to any allocations made pursuant to this Section 7.04).

     Notwithstanding anything to the contrary in the foregoing in this Section 7.04, if the General Partner redeems all or a portion of its Capital Account in any fiscal year, the General Partner may, in its discretion, specially allocate income to itself equal to its Positive Basis attributable to the portion of its Capital Account that it redeems during such fiscal year.

Section 7.05 BASIS ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations; PROVIDED, in the event that an adjustment to the book value of Partnership property is made as a result of an adjustment pursuant to Section 734(b) of the Code, items of income, gain, loss, or deduction, as computed for book and tax purposes, shall be specially allocated among the Partners so that the effect of any such adjustment shall benefit (or be borne by) the Partner(s) receiving the distribution which caused such adjustment.

Section 7.06       GUIDELINES FOR ALLOCATIONS TO CAPITAL ACCOUNTS.

     (a) The allocations to Capital Accounts are intended to comply with the principles of Treasury Regulations ss.1.704-1(b) in such manner as to equitably reflect amounts credited or debited to each Capital Account that relates to an Interest for the current and prior Fiscal Periods, including Treasury
Regulations          ss.1.704-1(b)(2)(iv)(f),           ss.1.704-1(b)(2)(iv)(g),
ss.1.704-1(b)(4)(i) and ss.1.704-3(e), or any successor provisions. To the extent the provisions herein do not comply with these provisions, the General Partner shall make allocations hereunder consistent with the applicable provisions of the cited Treasury Department Regulations.

     (b) Notwithstanding anything in this Agreement to the contrary, in the event any Interest unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income (including gross income) and gain shall be specially allocated to such Interest in an amount and manner sufficient to eliminate the deficit balance in the Limited Partner's Capital Account (in excess of the Limited Partner's share of the Minimum Gain (as defined in Treasury Regulations ss.1.704-1(b)(4)(iv)(c))) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.06(b) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. Any special allocations of income and gain pursuant to this Section 7.06(b) shall be taken into account in computing subsequent allocations of income and gain pursuant to Sections 7.04, 7.05 or 7.06, so that the net amount of any items so allocated and the income, gain, loss, deduction and all other items allocated to each Interest pursuant to Sections 7.04, 7.05 or 7.06 shall, to the extent possible, equal the net amount that would have been allocated to each such Limited Partner pursuant to the provisions of Sections 7.04, 7.05 or
7.06 if such special allocations had not been made.

Section 7.07 SPECIAL ALLOCATION TO LIMITED PARTNERS CONTRIBUTING SECURITIES OR OTHER ASSETS. For purposes of computing the Partnership's and an Interest's share of Net Unrealized Gain, Net Unrealized Loss, Realized Gain and Realized Loss under Sections 7.04, 7.05 and 7.06, any adjustments required pursuant to Section 704(c) of the Code, using the method elected by the General Partner as allowed by the regulations promulgated thereunder, shall be specially allocated to the Interest(s) of the Partner who has contributed the Securities or other assets to which the adjustments relate.

                                  ARTICLE VIII

                   DISTRIBUTIONS, REDEMPTIONS AND RETIREMENTS

Section 8.01 GENERAL. No Partner shall be entitled to receive distributions from the Capital Account(s) that relate to its Interest(s) except as provided in this Article VIII or Section 9.03.

Section 8.02      PERMISSIBLE REDEMPTIONS.

     (a) A Limited Partner may redeem all or a portion of the Capital Account(s) that relate to such Limited Partner's LP Interest(s), in the manner and to the extent provided in Section 8.03.

     (b) Notwithstanding anything to the contrary in Section 8.02(a) and subject to Section 13.09, the General Partner or its affiliates may redeem all or any portion of their interest(s) in the Partnership as of the last day of any calendar quarter on 65 days' notice to the Management Company.

Section 8.03      REDEMPTION PROCEDURE

     (a) A Limited Partner may not redeem all or any portion of the Capital Account that relates to a particular LP Interest of such Limited Partner; provided, that the General Partner, upon request by a Limited Partner and in the General Partner's sole discretion, may allow a Limited Partner to redeem all or any portion of such Capital Account; provided, further, that in no event shall any such redemption be allowed except as of the last day of a calendar quarter upon not less than 65 days' notice. The effective date of any redemption is referred to herein as a "REDEMPTION DATE." Notice of redemption may be waived by the General Partner in its sole discretion; provided, that prior to any such waiver, the General Partner will consult with counsel to the Partnership to ensure that such waiver will not cause the Partnership to be treated as a publicly traded partnership taxable as a corporation. Such notice shall include
(i) such Limited Partner's intention to make a redemption and (ii) the amount of the redemption or the manner in which the amount of the redemption is to be determined. Except as provided in Section 8.04 (relating to payments on retirement), payments for redemptions will be made no later than 30 days after the Redemption Date. The General Partner may require that such form of notice be substantially in a form provided by the General Partner to a Limited Partner. Notwithstanding the foregoing, the General Partner may suspend this redemption privilege, in whole or in part, at any time and from time to time upon or during: (i) any period when any stock exchange or over-the-counter market on which the investments held by the Partnership are quoted, listed or dealt in is closed, other than for ordinary holidays and weekends, or during which dealings in any such exchange or market are restricted or suspended; (ii) the existence of any state of affairs which (x) constitutes an emergency or otherwise as a result of which disposal or valuation of some or all investments held by the Partnership or any Other Account, or the determination of value of a Capital Account, cannot, in the opinion of the General Partner, be effected or completed normally or without prejudicing the interests of non-redeeming Limited Partners, the Partnership as a whole (or any Other Account), (y) would cause the Partnership (or the Other Accounts) to incur liability or be required to disgorge profits under applicable securities laws or regulations, or

(z) would result in a breach of contractual obligations of the Partnership (or of the Other Accounts) to third parties; (iii) any breakdown in the means of communication normally employed in determining the price or value of the Partnership's Assets or liabilities or during any period when for any other reason the value of the Partnership's Assets or liabilities cannot, in the opinion of the General Partner, be promptly and accurately ascertained; (iv) any period when the Partnership is unable to repatriate funds for the purposes of making payments on the redemption of any Interest or during which the realization of investments held by the Partnership, or the transfer or payment of the Partnership involved in connection therewith cannot, in the opinion of the General Partner, be effected at normal prices or normal rates of exchange;
(v) if necessary, in the General Partner's opinion, to comply with anti-money laundering laws and regulations applicable to the Partnership, the General Partner, the Management Company or any of the Partnership's other service providers; (vi) for any period during which withdrawals would cause a breach or default under any covenant in any agreement entered into by the Partnership, including an agreement for borrowing for cash management purposes; (vii) if the General Partner in good faith determines that such redemption may have a material adverse effect on the Partnership; and (viii) in order to comply with any applicable securities laws.

     (b) The LP Interest of a Limited Partner that has provided a Redemption Notice pursuant to Section 8.03(a) shall not be included or shall be reduced in taking into account the Partnership Percentage of the Capital Account from which the redemption is being made (to the extent of the portion of the Capital Account requested to be redeemed), in either case, in calculating the Partnership Percentages of the Capital Accounts required to take any action under this Agreement.

Section 8.04 PAYMENT ON RETIREMENT. Payments upon retirement of a Limited Partner, whether by (a) redemption of all of the Capital Account(s) that relate to such Limited Partner's LP Interest(s) or (b) action of the General Partner under Section 8.05, shall be subject to the provisions of Sections 8.07, 8.08 and 10.01.

Section 8.05      MANDATORY REDEMPTION OR RETIREMENT OF A LIMITED PARTNER.

     (a) The General Partner, in its sole discretion, upon five days' prior written notice to any Limited Partner, may require the redemption of all or any part of the interest of any Limited Partner at any time, for any reason or no reason (including, without limitation, a determination by the General Partner that such Partner's continued participation in the Partnership may cause the Partnership to be treated as a "publicly traded partnership" taxable as a corporation for U.S. Federal tax purposes). The Partner receiving such notice shall be treated for all purposes and in all respects as a Partner that has given a Redemption Notice to the Partnership with respect to all or part of its Capital Accounts, as the case may be, under Section 8.03.

     (b) Subject to Section 8.07, a Limited Partner that is required to retire all of the Capital Account(s) that relate to its LP Interest(s) pursuant to this
Section  8.05 shall be entitled to receive the value of such  Limited  Partner's
Liquidating Share computed as of the date on which such Limited Partner's retirement becomes effective.

Section 8.06 DISTRIBUTIONS IN CASH OR IN KIND. All distributions to a Partner by reason of redemption or retirement from the Partnership shall be made in cash or, in the sole discretion of the General Partner, in Assets selected by the General Partner or partly in cash and partly in Assets as determined by the General Partner. Any extraordinary costs arising out of the liquidation of Assets necessary to effect such redemption or retirement shall be specially allocated to the redeeming or retiring Partner at such time (the "SPECIAL DISTRIBUTION ALLOCATION") as set forth in Section 6.01 hereof. If all or any portion of any payment is made in Assets, the General Partner shall distribute such Assets on a fair and equitable basis and such Assets will be valued at their fair market value on the date of such Partner's redemption or retirement determined in accordance with the standards set out in Section 6.02 hereof.

Section 8.07 PARTIAL HOLDBACK OF PAYMENTS. The Partnership may, in the General Partner's sole discretion, retain up to 5% of the amount that would otherwise be distributed to a Limited Partner (the "RESERVE") upon a Limited Partner's redemption from the Partnership of greater than 95% of its LP Interest(s). As soon as practicable following the Partnership's annual audit, all or a portion of the Reserve shall be distributed to the redeemed Limited Partner, taking into account all adjustments as a result of the audit. Until distribution, such balance shall not participate in the profits and losses of the Partnership from the Redemption Date onwards.

Section 8.08 WITHHOLDING TAXES. The General Partner may withhold and pay over to the U.S. Internal Revenue Service (or any other relevant taxing authority) such amounts as the Partnership is required to withhold or pay over, pursuant to the Code or any other applicable law, on account of a Partner's distributive share of the Partnership's items of gross income, income or gain.

     For purposes of this Agreement, any taxes so withheld or paid over by the Partnership with respect to a Partner's distributive share of the Partnership's gross income, income or gain shall be deemed to be a distribution or payment to such Partner, reducing the amount otherwise distributable to such Partner pursuant to this Agreement and reducing the Capital Account(s) of such Partner. If the amount of such taxes is greater than any such distributable amounts, then such Partner and any successor to such Partner's Interest shall pay the amount of such excess to the Partnership, as a contribution to the capital of the Partnership.

     The General Partner shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for such reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner shall furnish the General Partner with such information and forms as such Partner may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any such information and forms furnished by such Partner shall be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                   ARTICLE IX

                     TERM AND DISSOLUTION OF THE PARTNERSHIP

Section 9.01 TERM OF PARTNERSHIP. The Partnership shall continue in full force and effect until dissolved as hereinafter provided.

Section 9.02      DISSOLUTION OF PARTNERSHIP.

     (a) Subject to Section 15(1) of the Partnership Law, the Partnership shall be dissolved upon the retirement, dissolution or bankruptcy of the General Partner, unless Limited Partners unanimously elect a successor general partner within 90 days of the retirement, dissolution or bankruptcy, in accordance with
Section 15(3) of the Partnership Law.

     (b) In the event of a dissolution of the Partnership, the affairs of the Partnership shall be wound up promptly on a fair and equitable basis by the General Partner or the Person(s) previously designated by the General Partner or, if the General Partner has made no such designation, the Person(s) designated by Limited Partners holding more than 50% of the aggregate Capital Account balances that relate to the Interests of all Limited Partners (a "MAJORITY IN LP INTEREST"). Such designated Person(s) shall be herein referred to as the "LIQUIDATOR." The appointment of a Liquidator may be revoked or a successor or additional Liquidator or Liquidators may be appointed at any time by an instrument in writing signed by the General Partner.

     (c) Neither the admission of Partners nor the retirement, bankruptcy, dissolution, death, disability, or incapacity of a Limited Partner shall dissolve the Partnership.

Section 9.03      PROCEDURE ON WINDING UP.

     (a) Notwithstanding anything in this Agreement, upon the dissolution, termination or winding up of the Partnership, any Net Profits and Net Losses, any Performance Allocation and any items of Partnership income, deduction, gain, loss or credit that are recognized for tax purposes, shall be allocated as provided in Article VII, and any cash or other property shall thereafter be applied and distributed in the following order of priority:

          (i) to the payment of debts and liabilities of the Partnership then due, to the extent permitted by law, (or required by any lender or creditor to be repaid on account of the dissolution and termination) including any fees and expenses;

          (ii) to fund reserves for contingent liabilities to the extent deemed reasonable by the General Partner (or Liquidator); PROVIDED, that at the expiration of such period of time as the General Partner (or Liquidator) shall deem advisable, the balance of such reserves remaining after payment or other satisfaction of such contingencies shall be distributed in the manner hereinafter set forth in this Section 9.03(a); and

          (iii) to the Partners in proportion to their closing positive Capital Account balances on the date of termination after giving effect to liquidating expenses and prior distributions.

     (b) Distributions to a Partner pursuant to Section 9.03(a) may be in installments and shall be made in cash or, in the discretion of the General Partner (or the Liquidator), in Assets selected by the General Partner (or the Liquidator), or partly in cash and partly in Assets selected by the General Partner (or the Liquidator). Such Assets shall be valued at their fair market value on the date of distribution in accordance with the standards as set forth in Section 6.02(b) hereof.

     (c) Upon the winding up of the Partnership, the name of the Partnership and its goodwill shall not be appraised, sold or otherwise liquidated, but shall remain the exclusive property of the General Partner.

     (d) Within 90 days after the completion of the winding up of the Partnership, the General Partner (or the Liquidator) shall cause to be prepared and forwarded to each Partner a final statement and report of the Partnership.

     (e) If the Partnership is wound up by a Liquidator, the Liquidator shall be entitled to reasonable compensation for the Liquidator's services in winding up the Partnership.

Section 9.04 NO RESTORATION OF DEFICIT CAPITAL ACCOUNT BALANCES. If any Partner has a deficit balance in the Capital Account that relates to an Interest of such Partner (after taking into account all Capital Account adjustments for the Fiscal Year in which the liquidation occurs), such Partner will have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit will not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                                   ARTICLE X

                TRANSFERABILITY OF INTERESTS OF LIMITED PARTNERS

Section 10.01     RESTRICTIONS ON TRANSFERS.

     (a) A Limited Partner may not Transfer all or any portion of an LP Interest in the Partnership (including any Transfer of all or a part of an LP Interest to a Person who becomes an assignee of a beneficial interest in the Partnership's profits, losses and distributions even though not becoming a substitute Limited Partner) unless the General Partner has, in its sole discretion, consented to such Transfer in writing. Subject to the consent of the General Partner, a Limited Partner that is a trust under an employee benefit plan may, upon prior written notice to the General Partner, Transfer a beneficial interest in all (but not less than all) of an LP Interest to any other trust under such employee benefit plan, if the transferee trust satisfies each of the conditions set forth in Section 10.01(e) (as reasonably determined by the General Partner).
Notwithstanding anything in this Section 10.01(a) to the contrary, the transferor shall remain liable for all liabilities and obligations relating to the transferred beneficial interest, and such transferee shall become an assignee of only a beneficial interest in Partnership profits, losses and distributions (unless the transferee becomes a substitute Limited Partner as provided in Section 10.01(b) or the General Partner otherwise consents). No consent of any other Limited Partner shall be required as a condition precedent to any Transfer. The voting rights of any Limited Partner with respect to the transferred beneficial interest shall automatically terminate upon any Transfer of such beneficial interest to a trust, heir, beneficiary, guardian or conservator or upon any other Transfer if the transferor no longer retains control over such voting rights and the General Partner has not consented in writing to such transferee becoming a substitute Limited

Partner. As a condition to any Transfer of all or any portion of an LP Interest (including a Transfer not requiring the consent of the General Partner), the transferor and the transferee shall provide such legal opinions and documentation as the General Partner shall reasonably request, and the General Partner shall consult with counsel to the Partnership to ensure that the Transfer will not cause the Partnership to be treated as a "publicly traded partnership" taxable as a corporation; PROVIDED that if the Transfer is to be made from a Limited Partner that is a trust under an employee benefit plan to another trust under the same employee benefit plan as contemplated above, a certificate in a form reasonably satisfactory to the General Partner shall be delivered by the Limited Partner in lieu of such legal opinions and other documentation. For purposes of this Section 10.01, a change in any trustee or fiduciary of a Limited Partner will not be deemed to be a Transfer pursuant to this Agreement; PROVIDED any such replacement trustee or fiduciary is also a fiduciary as defined under applicable law; and PROVIDED FURTHER that income and loss allocable to the Capital Account that relates to the LP Interest(s) of such Limited Partner will continue to be included in filings under the same employer identification number with the Internal Revenue Service. Accordingly, such a change in a trustee or fiduciary may be made without the prior written consent of the General Partner, PROVIDED that the Limited Partner provides prior written notice (or if prior written notice is not feasible, written notice as quickly as is feasible) of such change to the General Partner.

     (b) Notwithstanding anything to the contrary contained in this Section 10.01, a transferee or assignee of all or a portion of a Limited Partner's LP Interest shall not become a substitute Limited Partner without the consent of the General Partner (which consent shall be in the sole discretion of the General Partner) and without executing a copy of this Agreement or an amendment or joinder hereto in form and substance satisfactory to the General Partner. Any substitute Limited Partner admitted to the Partnership with the consent of the General Partner shall succeed to all rights and be subject to all the obligations of the transferring or assigning Limited Partner with respect to the beneficial interest to which such Limited Partner was substituted as of an effective date to be set by the General Partner. The General Partner shall modify the Partners Schedule to reflect such admittance of a substitute Limited Partner.

     (c) Unless the General Partner otherwise determines in its sole discretion, the transferor and transferee of any portion of an LP Interest shall be jointly and severally obligated to reimburse the General Partner and the Partnership for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

     (d) The transferee of any portion of an LP Interest shall be treated as having made all of the Capital Contributions made by, and received all of the allocations and distributions received by, the transferor with respect to such LP Interest or portion of such LP Interest.

     (e) Any Transfer which violates this Section 10.01 shall be void and the purported buyer, assignee, transferee, pledgee, mortgagee, or other recipient shall have no interest in or rights to Partnership assets, profits, losses or distributions, and neither the General Partner nor the Partnership shall be required to recognize any such interest or rights.

                                   ARTICLE XI

                         EXCULPATION AND INDEMNIFICATION

Section 11.01 EXCULPATION. The General Partner, the Management Company, affiliates of the General Partner or Management Company, any of their respective members, managers, equity holders, partners, directors, officers, employees, agents, advisers, representatives or agents, and any member of the Advisory Board (each, an "INDEMNIFIED PERSON"), to the extent permissible under applicable law, shall have no liability to any Partner or the Partnership for
(a) any actions or inactions (or alleged action or inactions) or any error of judgment arising out of or in connection with the Partnership, this Agreement or any investment made or held by the Partnership unless such action or inaction (or alleged action or inactions) was taken or not taken in bad faith or constituted gross negligence (as determined in accordance with the laws of the State of Delaware) or willful misconduct, or (b) losses, damages, judgments, liabilities, expenses, costs (including reasonable attorneys' fees and costs incurred in connection with the defense of any actual or threatened action, proceeding (which includes industry-wide and "sweep" examinations) or claim) and amounts paid in settlement of any actual or threatened claim, proceeding or action, whether judicial, administrative, investigative or otherwise (collectively, "Losses") due to such action or inaction (or alleged action or inaction) or to the negligence, dishonesty or bad faith of any broker or agent of the Partnership, PROVIDED that such broker or agent was selected, engaged or retained by the Partnership with the standard of care set forth above. Each of the Indemnified Persons may consult with counsel and accountants in respect of the Partnership's affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of counsel or accountants, PROVIDED that such counsel or accountants were selected with the standard of care set forth above. Moreover, for the avoidance of doubt, notwithstanding anything to the contrary herein (but subject to Section 11.04), and to the greatest extent permitted by applicable law, no Indemnified Party shall be liable to any Limited Partner for a breach of duties (including fiduciary duties) with respect to any "rebalancing" transaction or the lack thereof, or any purchase, sale or transfer of Securities between the Partnership and any Other Account.

Section 11.02 INDEMNIFICATION. Each Indemnified Person, to the fullest extent permissible under applicable law, shall be indemnified by the Partnership from and against any Losses suffered, incurred or sustained by reason of (a) any action or inaction (or alleged action or inaction) arising out of or in connection with the Partnership, this Agreement or any investment made or held by the Partnership, PROVIDED that such action or inaction (or alleged action or inaction) was not performed or omitted in bad faith or did not constitute gross negligence (as determined in accordance with the laws of the State of Delaware) or willful misconduct by such Indemnified Party, or (b) the negligence, dishonesty or bad faith of any broker or agent of the Partnership, PROVIDED that such broker or agent was selected, engaged or retained with the standard of care set forth above. The provisions of Sections 11.01 and 11.02 shall survive the termination of this Agreement.

Section 11.03 ADVANCES. The provision of advances from the Partnership's capital to an Indemnified Person for reasonable legal expenses and other costs incurred in connection with the defense of any action or proceeding that is entitled to indemnification under Section 11.02 is permissible, in the sole discretion of the General Partner, provided that such Indemnified Person undertakes to repay the advanced funds to the Partnership if it is ultimately determined by a final court of competent jurisdiction that the Indemnified Person is not entitled to such indemnification under Section 11.02.

Section 11.04 LIMITATION ON EXCULPATION AND INDEMNIFICATION. The provisions of Sections 11.01 and 11.02 will not be construed so as to provide for the exculpation or indemnification of any Indemnified Party for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but will be construed so as to effectuate such referenced Sections to the fullest extent permitted by applicable law.

                                  ARTICLE XII

                           BOOKS, RECORDS AND REPORTS

Section 12.01 MAINTAINING BOOKS OF ACCOUNT. Proper and complete books of account and records shall be kept at all times and shall be open to inspection and copying by any Partner or such Partner's accredited representative at reasonable times during office hours, PROVIDED that, notwithstanding anything to the contrary in this Agreement, each Limited Partner hereby waives its right to obtain any information with respect to the other Limited Partners in the Partnership, including the Partners Schedule. Each Limited Partner further acknowledges and agrees that such information is a valuable trade secret of the Partnership and that in accepting a Limited Partner's subscription for an LP Interest the Partnership has relied on such Limited Partner's agreement to waive its right to obtain any such information.

Section 12.02 AUDIT OF BOOKS. The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by independent certified public accountants designated from time to time by the General Partner.

Section 12.03 CUSTODY OF PARTNERSHIP ASSETS. All Assets shall be held in broker/dealer accounts or by a custodian or custodians appointed by the General Partner, in the sole discretion of the General Partner, and may be registered in the name of the Partnership, such custodian or custodians or a nominee. The terms of any custodian agreement, including any custody fees, shall be determined by the General Partner.

Section 12.04 REPORTS. The Partnership shall, to the extent reasonably practicable, furnish to the Partners (i) estimates of the Partnership's monthly performance promptly after the end of each month and (ii) financial reports of the Partnership, audited by the Partnership's independent certified public accountants, within 120 days of the end of the Fiscal Year. In addition, as promptly as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner such other information as is necessary for Federal, state and local income tax reporting purposes. The Partnership may elect not to provide portfolio disclosure required by GAAP to investors.

Section 12.05 TAX ELECTIONS. The General Partner, in its sole discretion, may cause the Partnership to make or revoke any tax elections deemed advisable by the General Partner, including, without limitation, pursuant to Section 754 of the Code and an election to be classified as a partnership for U.S. federal tax purposes.

Section 12.06 PARTNER TAX BASIS. Upon request of the General Partner, each Limited Partner agrees to provide to the General Partner information regarding its adjusted tax basis in its interest in the Partnership along with documentation substantiating such amount.

Section 12.07 TAX MATTERS PARTNER. The General Partner shall be designated on the Partnership's annual U.S. federal information tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Partnership for purposes of Section 6231(a)(7) of the Code. Each person (for purposes of this Sec. 12.07, called a "Pass-Thru Partner") that holds or controls an interest as a Partner on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Partnership holding such interests through such Pass-Thru Partner. In the event the Partnership shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Partnership is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Partnership and each Partner thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Partnership.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.01 AMENDMENT OF AGREEMENT. This Agreement may be amended by the General Partner, without the consent of the Limited Partners, in any manner that does not adversely affect any Limited Partner in any material respect, to conform to applicable laws and regulations based on a reasonable good faith determination by the General Partner that such amendment is advisable or to make a change that is necessary or, in the opinion of the General Partner, advisable to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability in all jurisdictions in which the Partnership conducts or plans to conduct business, or ensure that the Partnership shall not be treated as an association taxable as a corporation or as a publicly traded partnership taxable as a corporation for federal tax purposes. This Agreement may also be amended by action taken by the General Partner and is consented to by Limited Partners representing in excess of 50% of all Partnership Percentages (excluding for purposes of this Section 13.01 any GP Interests) at the time of the amendment, PROVIDED that for purposes of this
Section 13.01 failure by a Limited Partner to respond to a request for consent with respect to an amendment shall be deemed as if such Limited Partner had consented to such amendment and, PROVIDED, FURTHER, that, if any amendment discriminates against any Limited Partner or certain Limited Partners relative to the other Limited Partners, then that amendment shall only be effective against such Limited Partner with his, her or its prior consent (which consent may be written or passive), or otherwise as provided in this Agreement.

Section 13.02     CONFIDENTIALITY.

     Each Limited Partner and its affiliates shall maintain the confidentiality of any information subject to a confidentiality agreement binding upon the General Partner, the Partnership and made known to the Limited Partners. Notwithstanding anything to the contrary herein, each Partner (and each employee, representative or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Partnership and (ii) any of the Partnership's transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Partner relating to such tax treatment and tax structure.

Section 13.03 NOTICES. All notices to Partners provided for under this Agreement shall be in writing and shall be sufficient if sent by first-class mail, a nationally recognized overnight courier service, facsimile transmission (with confirmed receipt) or electronic mail (with confirmed receipt) to each applicable Partner's address as set forth in the Partners Schedule or in the files of the Partnership as of the date of such notice. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given four Business Days after being deposited in the United States mail if mailed first-class or; on the next Business Day after being deposited for next day delivery with a nationally recognized overnight courier service. A "BUSINESS DAY" shall be any day on which banks in New York City are open for normal business.

Section 13.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Partners with respect to the matters described herein and supersedes any other prior agreement or understanding among them with respect to such subject matter.

Section 13.05 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding on the successors, assigns and the legal representatives of each of the Partners with respect to the matters herein described, but shall not affect any other agreement between or among the parties hereto with respect to matters not herein described.

Section 13.06 APPOINTMENT OF ATTORNEY-IN-FACT. Each Limited Partner does hereby constitute, appoint and grant to the General Partner, and each Person who is or hereafter becomes a general partner of the Partnership, full power to act without the others, as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, acknowledge and deliver or file (so long as such Person continues to be a general partner): (i) any amendment to, modification to, restatement of this Agreement adopted in accordance with Section 13.01, (ii) all instruments, documents and certificates which may from time to time be required by any law to effectuate, implement and continue the valid and subsisting existence of the Partnership or that are deemed necessary or advisable by the General Partner in connection with the furtherance of the Partnership's business and (iii) all instruments, documents and certificates which may be required to effectuate the dissolution and termination of the Partnership. The powers of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive the death, incompetency, disability or dissolution of a Limited Partner. Without limiting the foregoing, the powers of attorney granted herein shall not be deemed to constitute a written consent of any Limited Partner for purposes of
Section 13.01.

Section 13.07 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and (i) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, or (ii) if for any reason any provision or provisions herein would cause any Partner who is not also specifically designated herein as a General Partner to be bound by the obligations of the Partnership as a General Partner under the laws of the Cayman Islands as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

Section 13.08     EFFECTIVE  DATE.   Notwithstanding   the   separate  dates  of
execution hereof, all parties hereto agree that this Agreement shall become effective as of the date first written above.

Section 13.09 ASSIGNMENT BY GENERAL PARTNER. The General Partner shall not assign any GP Interest or its management rights hereunder to any other party without the consent of the Majority in LP Interest. For purposes of this Section 13.09, "assignment" shall have the meaning under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"). Subject to the requirements of the Advisers Act, the admission of members to the General Partner, the departure of any member of the General Partner from the General Partner, any adjustment of ownership interest in the General Partner among members of the General Partner or any assignment of an ownership interest in the General Partner to or for the benefit of family members of a member of the General Partner shall not be deemed an assignment of any GP Interest of the General Partner so long as William A. Ackman retains control of the General Partner.

Section 13.10 APPOINTMENT AND REMOVAL OF THE GENERAL PARTNER BY THE LIMITED PARTNERS. For so long as the Interests of the Partnership are held by more than one Limited Partner and no more than fifteen Limited Partners, the majority in number of these Limited Partners shall be capable of appointing or removing the General Partner for the purpose of ensuring that the Partnership is not required to register as a mutual fund under the Mutual Funds Law (as amended) Revision of the Cayman Islands until such time as there are more than fifteen Limited Partners.

Section 13.11 INTERPRETATION. The General Partner shall resolve, in its sole discretion, any ambiguity regarding the application of any provision of this Agreement in the manner it deems equitable, practicable and consistent with this Agreement and applicable law.

Section 13.12 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the Cayman Islands without giving effect to the principles of conflicts of laws. Notwithstanding any other provision of this Agreement, no action may be taken under this Agreement unless such action is taken in compliance with the provisions of the Partnership Law.

Section 13.13 COUNTERPARTS. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

Section 13.14 WAIVER OF PARTITION. Except as may otherwise be required by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

Section 13.15 NON-VOTING INTERESTS OF BHC LIMITED PARTNERS. The portion of any interests in the Partnership held for their own account by a BHC Limited Partner (defined below) whose interests in the Partnership are determined, at any time, to be in excess of 4.99% (or such greater or lesser percentage as may be permitted or required under Section 4(c)(6) of the Bank Holding Company Act of 1956, as amended (the "BHCA")) of the total outstanding aggregate voting interests of all Limited Partners, excluding any other interests that are non-voting interests pursuant to this Section 13.15 shall be deemed to be non-voting interests in the Partnership to the extent of such excess above 4.99% (whether or not subsequently transferred, in whole or in part, to any other Person) (collectively, "NON-VOTING INTERESTS"), provided that such Non-Voting Interests will be permitted to vote (i) on any proposal to dissolve or continue the business of the Partnership, and (ii) on matters with respect to which voting rights are not considered to be "voting securities" under 12 C.F.R. ss. 225.2(q)(2), including such matters which may "significantly and adversely" affect a BHC Limited Partner (such as amendments to this Agreement or modifications of the terms of its interest). A "BHC LIMITED PARTNER" shall mean any Limited Partner that is, or is an affiliate of, a bank holding company (as defined in Section 2(a) of the BHCA) that is subject to the provisions of Regulation Y issued by the Board of Governors of the Federal Reserve System. A BHC Limited Partner shall not be permitted to vote on the selection of any successor General Partner, and each BHC Limited Partner irrevocably waives its right to vote its Non-Voting Interest on the selection of a successor General Partner under Section 17-801 of the Act, which waiver shall be binding upon such BHC Limited Partner or any person or entity that succeeds to its interest. To the extent permitted by the BHCA, and except as otherwise provided in this
Section 13.15 and Section 13.16, Non-Voting Interests shall not be counted as interests held by any Limited Partner for purposes of determining whether any vote or consent required by this Agreement has been approved or given by the requisite percentage of the Limited Partners.

     Notwithstanding the foregoing, any BHC Limited Partner may elect to no longer be treated as a BHC Limited Partner for the purposes of this Agreement by delivering written notice of such election to the General Partner. Any such election made by a BHC Limited Partner may be rescinded at any time by providing written notice thereof to the General Partner.

     Except as provided in this Section 13.15, an interest held by a Limited Partner as a Non-Voting Interest shall be identical in all regards to all other interests held by Limited Partners.

Section 13.16 NON-VOTING INTERESTS OF REGISTERED FUND LIMITED PARTNERS. A Limited Partner interest owned by an investment fund registered as an investment company under the Investment Company Act of 1940, as amended (a "REGISTERED FUND LIMITED PARTNER"), or by an affiliate of a Registered Fund Limited Partner, or by a person controlling, controlled by or under common control with a Registered Fund Limited Partner, shall be a Non-Voting Interest; provided, however, that such Non-Voting Interest shall be permitted to vote on matters with respect to which voting rights are not considered to be "voting securities" as defined under Section 2(a)(42) of the Investment Company Act of 1940, as amended.

     Except as provided in this Section 13.16, an interest held by a Registered Fund Limited Partner as a Non-Voting Interest shall be identical in all regards to all other interests held by Limited Partners.

Section 13.17 HEADINGS. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.

Section 13.18 FEEDER FUND AND THE INTERMEDIATE FUND INVESTORS. The Feeder Fund and the Intermediate Fund acknowledge that, although certain provisions of this Agreement refer to the interests of a Feeder Fund's shareholders or Intermediate Fund's partners, such shareholders and partners are not Limited Partners of the Partnership and do not otherwise have any privity with the Partnership and have no rights hereunder.

     IN WITNESS WHEREOF, the undersigned have hereunto signed this Agreement as a deed as of the date written below.





                                 GENERAL PARTNER:

                                 Pershing Square Holdings GP, LLC



                                 By:      /S/ WILLIAM A. ACKMAN
                                          ----------------------------------
                                          Name:     William A. Ackman
                                          Title:    Managing Member



                                 Date:    JULY 15, 2007
                                          ----------------------------------

     In Witness Whereof, the undersigned has signed this partnership agreement of Pershing Square IV A, L.P. as a deed as of July 15, 2007 (date).


LIMITED PARTNER:

Name (type or print):


-----------------------------------------------------------------------------


Signature of Limited Partner or            Social Security No. or Taxpayer ID:
Authorized Representative:

------------------------------------       -----------------------------------


If Signature is by an Authorized
Representative:


                        (print name)                                     (title)
------------------------                   ------------------------------



Witness:


-------------------------------------

Witness:


-------------------------------------